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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form
S-8 No. 333-     ) pertaining to the Capital One Financial Corporation Associate
Savings Plan of our report dated January 21, 1997, with respect to the consolidated financial statements of Capital One Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


Washington, D.C.                        /s/ Ernst & Young LLP
January 30, 1996